United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2024

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6201 Fairview Road, Suite 225 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 826-7280

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2024, Cheetah Net Supply Chain Service Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the Company’s Amended and Restated 2024 Stock Incentive Plan (the “A&R Plan”). The A&R Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

The information set forth under Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the results of the Special Meeting, the Third Amended and Restated Articles of Incorporation of the Company, as in effect immediately prior to the Special Meeting, were amended and restated to be in the form of the Fourth Amended and Restated Articles of Incorporation attached as Exhibit 3.1 hereto. Such exhibit is incorporated by reference into this Item 5.03.

The information set forth under Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders voted on the matters described below.

(1) The Company’s stockholders approved the Company’s Fourth Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued shares of the Company’s common stock at a ratio within a range from any whole number between one-for-ten to one-for-thirty, as determined by the Company’s board of directors in its sole discretion (“Proposal 1”). The number of shares that (a) voted for Proposal 1, (b) voted against Proposal 1, and (c) withheld authority to vote for Proposal 1, is summarized in the tables below:

Class A common stock and Class B common stock, voting together as a single class:

Votes For	Votes Against	Votes Withheld
129,608,870	5,080,698	482,246

Class A common stock, voting as a separate voting group:

Votes For	Votes Against	Votes Withheld
5,858,870	5,080,698	482,246

Class B common stock, voting as a separate voting group:

Votes For	Votes Against	Votes Withheld
123,750,000	0	0

There were no broker non-votes with respect to Proposal 1.

(2) The Company’s stockholders approved the A&R Plan to delete the maximum number of shares of common stock for automatic increase in the shares available for grant under the Company’s 2024 Stock Incentive Plan, as set forth in its Section 4.3 (“Proposal 2”). The number of shares that (a) voted for Proposal 2, (b) voted against Proposal 2, and (c) withheld authority to vote for Proposal 2, is summarized in the table below:

Votes For	Votes Against	Votes Withheld
127,494,346	1,609,900	550,370

There were 5,517,198 broker non-votes with respect to Proposal 2.

(3) The Company’s stockholders approved one or more adjournments of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of Proposal 1 or 2 or to constitute a quorum, as described in the proxy statement (“Proposal 3”). The number of shares that (a) voted for Proposal 3, (b) voted against Proposal 3, and (c) withheld authority to vote for Proposal 3 is summarized in the table below:

Votes For	Votes Against	Votes Withheld
129,731,142	4,917,943	522,729

There were no broker non-votes with respect to Proposal 3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
3.1	Form of the Fourth Amended and Restated Articles of Incorporation of the Company
10.1	The Company’s Amended and Restated 2024 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors